Exhibit 99.2

ATNA RESOURCES LTD.
SHAREHOLDERS
IT IS TIME TO CHOOSE BETWEEN
CONTINUED VALUE DESTRUCTION...OR POSITIVE CHANGE
VOTE FOR THREE NEW DIRECTORS OF THE SEVEN TO
BE ELECTED AT THE MEETING — NOMINATED BY
SHAREHOLDERS, FOR SHAREHOLDERS
PLEASE READ ON...
YOUR VOTE IS EXTREMELY IMPORTANT — PLEASE VOTE YOUR GOLD PROXY TODAY
If you have any questions and/or need assistance in completing your GOLD proxy, please call Okapi Partners toll free at 1-877-279-2311

DISSIDENT PROXY CIRCULAR
TO BE USED IN CONNECTION WITH THE ANNUAL GENERAL MEETING
OF HOLDERS OF COMMON SHARES OF
ATNA RESOURCES LTD.
TO BE HELD ON MAY 6, 2011
FOR THE SOLICITATION OF PROXIES BY AND ON BEHALF OF
LLOYD I. MILLER, III, MILFAM II L.P., MILGRAT I (V6),
TRUST A-4 AND TRUST C
(THE “CONCERNED SHAREHOLDERS”)
This dissident proxy circular solicits GOLD proxies opposed to those solicited by the management of Atna Resources Ltd. Please follow the instructions set forth under “General Proxy Information” in this dissident proxy circular on how to deposit a GOLD proxy.

THE CONCERNED SHAREHOLDERS RECOMMEND:
YOU VOTE FOR THE ELECTION OF MR. STEVEN SCHEIWE, MR. ALAN HOWE AND MR. STEVE HARMSEN AS DIRECTORS OF ATNA RESOURCES LTD. AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2011
IN ORDER TO BE DEPOSITED WITH ATNA’S REGISTRAR AND TRANSFER AGENT IN TIME TO BE USED AT THE MEETING, YOUR GOLD PROXY MUST BE RECEIVED BY OKAPI PARTNERS PRIOR TO 10:00 A.M. (PACIFIC TIME) ON MAY 3, 2011

EVEN IF YOU HAVE ALREADY VOTED IN FAVOUR OF MANAGEMENT, YOU MAY CHANGE YOUR VOTE BY COMPLETING AND SUBMITTING A GOLD PROXY DATED LATER THAN YOUR PREVIOUSLY SUBMITTED PROXY
If you have any questions or require assistance in completing or returning the enclosed GOLD form of proxy, please call:
North American Toll Free: 1-877-279-2311
April 14, 2011
YOUR VOTE IS EXTREMELY IMPORTANT — PLEASE VOTE YOUR GOLD PROXY TODAY
If you have any questions and/or need assistance in completing your GOLD proxy, please call Okapi Partners toll free at 1-877-279-2311

April 14, 2011
Dear Atna Shareholder:
     As significant shareholders of Atna Resources Ltd. (“Atna”), we are nominating three independent directors for election to the seven person board of directors of Atna.
     We believe that Atna has underperformed under the leadership of the current board of directors. The current board of directors of Atna have delivered poor operating results and have issued common shares at historically low prices and at a significant discount to the market. The current board has had its chance to bring value to Atna and has failed. There is no indication whatsoever of any clear strategy for value enhancement and thus we believe that a change of leadership is necessary.
     The Concerned Shareholders do not believe that Atna can create value for shareholders by building and operating a mine that produces materially less gold than forecast with cash production costs that are substantially higher than forecast. If the results from the Briggs gold mining property would have been known at the time of making the capital commitment, Briggs would never have been built. The value destruction to shareholders has been amplified by Atna completing a material financing at a significant discount to market.
     We ask for your support at the upcoming Annual General Meeting of Shareholders (the “Meeting”) to replace three members of the current board of directors of Atna. We are nominating three new independent directors and are confident that they will bring accountability and leadership, add value and protect the interests of all shareholders. In this dissident proxy circular, we provide information regarding these three nominees to the board.
     We are confident that the director nominees we are proposing can provide Atna with needed leadership and deliver constructive change and tangible results to Atna’s shareholders. The director nominees proposed by the Concerned Shareholders have the knowledge and experience and will provide an injection of new ideas and strategic perspectives to Atna. We believe that by acting as the catalyst on behalf of the many suffering shareholders who want to see the decline in stock price halted and sustainable growth for Atna created, all shareholders will benefit.
     We urge you to review this circular and to submit the enclosed GOLD form of proxy as soon as possible so your vote for change can be counted at the Meeting.
     If you are a non-registered holder of Atna common shares, special voting instructions may apply. Please refer to the section entitled “General Proxy Information — Advice to Non-Registered Shareholders” of this dissident proxy circular for additional information or call Okapi Partners at toll free 1-877-279-2311 for further information.
     Time is short. We urge you to act today for the future of Atna.
Yours truly,

Lloyd I. Miller, III	Milfam II L.P.	Milgrat I (V6)

(signed) Lloyd I. Miller, III	(signed) Lloyd I. Miller, III, Manager of MILFAM LLC	(signed) Lloyd I. Miller, III, Trustee of Milgrat I (V6)

Trust A-4	Trust C

(signed) Lloyd I. Miller, III, Manager of MILFAM LLC	(signed) Lloyd I. Miller, III, Manager of MILFAM LLC
YOUR VOTE IS EXTREMELY IMPORTANT — PLEASE VOTE YOUR GOLD PROXY TODAY
If you have any questions and/or need assistance in completing your GOLD proxy, please call Okapi Partners toll free at 1-877-279-2311

QUESTIONS MAY BE DIRECTED TO THE PROXY SOLICITOR
Okapi Partners LLC
437 Madison Avenue, 28th Floor
New York, New York
NORTH AMERICAN TOLL-FREE
1-877-279-2311
VOTE YOUR GOLD PROXY TODAY
Registered Shareholders
     If you are a registered shareholder of Atna (meaning your common shares of Atna (the “Atna Shares”) are held by you directly and not by your broker or other intermediary), you should follow the procedures set out in the enclosed GOLD form of proxy and as set out below. As a registered Shareholder, you likely received a form of proxy with the management circular dated April 5, 2011 (the “Management Circular”) and you received a second proxy form (in GOLD) with this Circular. Even if you have already submitted the form of proxy that accompanied the Management Circular, you may submit the GOLD form of proxy enclosed with this Dissident Proxy Circular (the “Circular”). Your later dated GOLD form of proxy will automatically revoke the proxy that you have previously submitted.
     In order to vote FOR our nominees you should do the following:
1.	Complete the GOLD form of proxy enclosed by marking “FOR” with respect to our nominees to the Board of Directors of Atna; and

2.	Sign and date the GOLD form of proxy and fax it back to the number indicated on the GOLD form of proxy. In order to ensure that your vote is returned prior to the deadline, we recommend that you return your proxy by fax.
     If you support voting FOR our Nominees to the Board of Directors of Atna, then SIGN, DATE AND RETURN ONLY THE GOLD PROXY.
     YOUR VOTE IS EXTREMELY IMPORTANT—PLEASE VOTE YOUR GOLD PROXY TODAY. If you have any questions and/or need assistance in completing your GOLD proxy, please call Okapi Partners toll free at 1-877-279-2311.
YOUR VOTE IS EXTREMELY IMPORTANT — PLEASE VOTE YOUR GOLD PROXY TODAY
If you have any questions and/or need assistance in completing your GOLD proxy, please call Okapi Partners toll free at 1-877-279-2311

Advice to Non-Registered Shareholders
     Only registered holders of Atna Shares, or the persons they appoint as their proxies, are permitted to attend and vote at the Meeting. However, in many cases, Atna Shares beneficially owned by a holder (a “Non-Registered Holder”) are registered either:
(a)	in the name of an intermediary that the Non-Registered Holder deals with in respect of the shares. Intermediaries include banks, trust companies, securities dealers or brokers, and trustees or administrators of self-administered Registered Retirement Savings Plans, Registered Retirement Income Funds, Registered Education Savings Plans and similar plans; or

(b)	in the name of a depository (such as CDS Clearing and Depository Services Inc.).
     Atna will have distributed copies of the Management Meeting Materials (as hereinafter defined) to the Depositories and Intermediaries for onward distribution to Non-Registered Holders. The Concerned Shareholders will do the same with this Circular, the GOLD form of proxy and any other related meeting materials unless a Non-Registered Holder has waived the right to receive them. Intermediaries are required to forward all meeting materials to Non-Registered Holders.
     Generally, Non-Registered Holders who have not waived the right to receive meeting materials will receive either a voting instruction form or, less frequently, a form of proxy. The purpose of these forms is to permit Non-Registered Holders to direct the voting of the shares they beneficially own. Non-Registered Holders should follow the procedures set out below, depending on which type of form they receive.
(a)	GOLD Voting Instruction Form. In most cases, a Non-Registered Holder will receive, as part of the meeting materials, a voting instruction form that must be completed and signed by the Non-Registered Holder in accordance with the directions on the voting instruction form (which may, in some cases, permit the completion of the voting instruction form by fax or by internet at http://www.proxyvote.com/ and entering your control number found on your GOLD Voting Instruction Form).

(b)	GOLD Form of Proxy. Less frequently, a Non-Registered Holder will receive, as part of the meeting materials, a GOLD form of proxy that has already been signed by the intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of shares beneficially owned by the Non-Registered Holder but which is otherwise uncompleted. In this case, the Non-Registered Holder who wishes to submit a GOLD proxy should properly complete the GOLD proxy and submit it by FAX to the number located on the GOLD proxy.
YOUR VOTE IS EXTREMELY IMPORTANT — PLEASE VOTE YOUR GOLD PROXY TODAY
If you have any questions and/or need assistance in completing your GOLD proxy, please call Okapi Partners toll free at 1-877-279-2311

TABLE OF CONTENTS

NOTICE TO UNITED STATES SHAREHOLDERS	1
FORWARD-LOOKING STATEMENTS	1
INFORMATION REGARDING ATNA CONTAINED IN THIS CIRCULAR	1
CONCERNED SHAREHOLDERS’ PROXY CIRCULAR	2
WHO ARE THE CONCERNED SHAREHOLDERS	3
THE SOLICITATION BY THE CONCERNED SHAREHOLDERS	4
REASONS FOR THE CONCERNED SHAREHOLDERS’ ACTIONS	6
ELECTION OF THE BOARD OF DIRECTORS OF ATNA	9
REAPPOINTMENT OF AUDITORS	13
INTEREST IN MATERIAL TRANSACTIONS AND FUTURE ARRANGEMENTS	13
GENERAL PROXY INFORMATION	14
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF	18
CERTAIN INFORMATION REGARDING THE CONCERNED SHAREHOLDERS	19
CERTAIN INFORMATION REGARDING ATNA	19
ADDITIONAL INFORMATION	19
CERTIFICATE	C-1
YOUR VOTE IS EXTREMELY IMPORTANT — PLEASE VOTE YOUR GOLD PROXY TODAY
If you have any questions and/or need assistance in completing your GOLD proxy, please call Okapi Partners toll free at 1-877-279-2311
(i)

NOTICE TO UNITED STATES SHAREHOLDERS
     This solicitation of proxies is not subject to the requirements of Section 14(a) of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”). Accordingly, such solicitation is made in the United States with respect to securities of a Canadian foreign private issuer in accordance with Canadian corporate and securities laws and this dissident proxy circular has been prepared in accordance with disclosure requirements applicable in Canada. Shareholders of Atna Resources Ltd. in the United States should be aware that such requirements are different from those of the United States applicable to proxy statements under the U.S. Exchange Act.
FORWARD-LOOKING STATEMENTS
     Information included, attached to or incorporated by reference into this Circular may contain forward-looking statements. All statements, other than statements of historical fact, included or incorporated by reference in this Circular are forward-looking statements, including, without limitation, statements regarding activities, events or developments that the Concerned Shareholders expect or anticipate may occur in the future. These forward-looking statements can be identified by the use of forward-looking words such as “will”, “expect”, “intend”, “plan”, “estimate”, “anticipate”, “believe” or “continue” or similar words or the negative thereof. There can be no assurance that the plans, intentions or expectations upon which these forward-looking statements are based will occur. We caution readers of this Circular not to place undue reliance on forward-looking statements contained in this Circular, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include general economic and market conditions, changes in law and the ability to implement business strategies and pursue business opportunities. Atna shareholders are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Atna’s filings with applicable Canadian securities commissions, copies of which are available at www.sedar.com and with the Securities and Exchange Commission (the “SEC”) copies of which are available at www.sec.gov. We urge you to carefully consider those factors.
     The forward-looking statements contained in this Circular are expressly qualified in their entirety by this cautionary statement. The forward-looking statements included in this Circular are made as of the date of this Circular and the Concerned Shareholders undertake no obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise, except as required by law.
INFORMATION REGARDING ATNA CONTAINED IN THIS CIRCULAR
     Unless otherwise noted, the information concerning Atna contained in this Circular has been taken from or is based upon publicly available documents or records on file with Canadian securities regulatory authorities (including the Management Circular), the SEC and other public sources. Although, except as noted herein, the Concerned Shareholders have no knowledge that would indicate that any information contained herein taken from or based upon such documents, records and sources is untrue or incomplete, the Concerned Shareholders do not assume any responsibility for the accuracy or completeness of such information or for any failure by Atna to disclose material information which may affect the significance or accuracy of any such information. Information concerning Atna is available for review on the System for Electronic
YOUR VOTE IS EXTREMELY IMPORTANT — PLEASE VOTE YOUR GOLD PROXY TODAY
If you have any questions and/or need assistance in completing your GOLD proxy, please call Okapi Partners toll free at 1-877-279-2311

Document Analysis and Retrieval (“SEDAR”) at www.sedar.com and on the Electronic Data Gathering and Analysis and Retrieval System (“EDGAR”) at www.sec.gov. Atna’s registered office is located at 14142 Denver West Parkway, Suite 250, Golden, Colorado, USA, 80401.
     Information set forth in this Circular is given as of April 14, 2011, except where otherwise noted. Unless otherwise indicated, any currency references in this Circular are to Canadian dollars.
     This Circular does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities, or the solicitation of a proxy, by any person in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation of an offer or proxy solicitation. The delivery of this Circular will not under any circumstances, create an implication that there has been no change in the information set forth herein since the date as of which such information is given in this Circular.
CONCERNED SHAREHOLDERS’ PROXY CIRCULAR
     This Dissident Proxy Circular (the “Circular”) and the accompanying GOLD form of proxy are furnished to you in connection with the solicitation of proxies by and on behalf of Mr. Lloyd I. Miller, III, Milfam II. L.P., Milgrat I (V6), Trust A-4 and Trust C (the “Concerned Shareholders”) to be used at the annual and general meeting of holders (collectively, the "Shareholders”) of common shares (the “Atna Shares”) of Atna Resources Ltd. (“Atna”), scheduled to be held at the offices of Bull, Housser & Tupper LLP, 3000 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 3R3, on Friday, May 6, 2011 at 10:00 a.m. (Pacific Time) and at any and all adjournment(s) or postponement(s) thereof (the “Meeting”).
     The Concerned Shareholders are soliciting proxies in support of the election of the following three nominees to the board of directors of Atna (the “Board”), namely Mr. Steven Scheiwe, Mr. Alan Howe and Mr. Steve Harmsen (the “Concerned Shareholders’ Nominees”). There are currently seven directors serving on the Board which management has nominated for re-election at the Meeting (together, the “Management Nominees”).
     Under the proxy rules, we may solicit proxies for the Concerned Shareholders’ Nominees only, which would result in limiting the ability of Shareholders that would like to vote for the Concerned Shareholders’ Nominees to fully exercise their voting rights to vote for up to a full complement of seven directors. Alternatively, we may solicit proxies in support of the Concerned Shareholders’ Nominees and also seek authority to vote for all of the Management Nominees other than those Management Nominees we specify. This would enable a Shareholder who desires to vote for a full complement of seven director nominees to use the GOLD proxy card to vote for the Concerned Shareholders’ Nominees as well as the Management Nominees for whom we are seeking authority to vote, other than those nominees for whom the Shareholder specifically withholds our authority to vote. We have determined to nominate the Concerned Shareholders’ Nominees, and are seeking authority to vote for all of the Management Nominees other than: David Watkins, Glen Dickson and Ronald D. Parker. As a result, should a Shareholder so authorize us on the GOLD proxy card, we would cast votes for our three Concerned Shareholders’ Nominees and four Management Nominees. None of the Management Nominees for whom we seek authority to vote have agreed to serve with any of the Concerned Shareholders’ Nominees, if elected, and there is no assurance they will do so. Additionally, if Management withdraws its nomination of the respective individuals for which we seek authority to vote, our GOLD proxy card will not allow such Shareholder to utilize the GOLD proxy card to vote for such individual.
YOUR VOTE IS EXTREMELY IMPORTANT — PLEASE VOTE YOUR GOLD PROXY TODAY
If you have any questions and/or need assistance in completing your GOLD proxy, please call Okapi Partners toll free at 1-877-279-2311

     Your vote is very important to the future of your investment in Atna. If, after reading this Circular, you agree with the Concerned Shareholders that Mr. Scheiwe, Mr. Howe and Mr. Harmsen will add value to the Board and will assist in serving your interests as a Shareholder, please vote your GOLD proxy FOR the election of Mr. Scheiwe, Mr. Howe and Mr. Harmsen.
     This solicitation of proxies is NOT made by or on behalf of management of Atna. Atna has previously caused to be forwarded to you the Management Circular and a form of proxy (collectively the “Management Meeting Materials”). The Concerned Shareholders urge you to discard the management form of proxy.

THE CONCERNED SHAREHOLDERS RECOMMEND THAT YOU VOTE FOR THE ELECTION OF MR. SCHEIWE, MR. HOWE AND MR. HARMSEN AS DIRECTORS OF ATNA AND FOR THE MANAGEMENT NOMINEES WHO HAVE BEEN NOMINATED BY ATNA OTHER THAN DAVID WATKINS, GLEN DICKSON AND RONALD D. PARKER
USE ONLY THE GOLD PROXY
PLEASE DISREGARD ANY PROXY YOU HAVE RECEIVED OR MAY RECEIVE FROM MANAGEMENT OF ATNA
     Please follow the instructions under the “General Proxy Information — Appointment and Revocation of Proxies” heading of this Circular with respect to depositing a proxy. Even if you plan to attend the Meeting, to ensure your vote is counted, return your GOLD proxy in accordance with the enclosed instructions. Registered shareholders who attend the Meeting may also change their vote at the Meeting.

EVEN IF YOU HAVE ALREADY VOTED IN FAVOUR OF MANAGEMENT, YOU MAY CHANGE YOUR VOTE BY COMPLETING AND SUBMITTING A GOLD PROXY DATED LATER THAN YOUR PREVIOUSLY SUBMITTED PROXY.
The Proxy to vote is GOLD

IMPORTANT INFORMATION
If you support the Concerned Shareholders’ Nominees, being Mr. Scheiwe, Mr. Howe and Mr. Harmsen, you must act quickly to complete the appropriate documents.
If you support Mr. Scheiwe, Mr. Howe and Mr. Harmsen you should VOTE using only the GOLD form of proxy accompanying this Circular and disregard any other form of proxy.
Proxies must be received by Okapi Partners LLC (“Okapi Partners”) by no later than 10:00 a.m. (Pacific Time) on May 3, 2011 in order to be voted at the Meeting.
See the section entitled “General Proxy Information” for additional information about the voting process.
WHO ARE THE CONCERNED SHAREHOLDERS
     Lloyd I. Miller, III is an independent investor who has served on numerous corporate boards of publicly traded and privately held companies. Mr. Miller had initially invested in
YOUR VOTE IS EXTREMELY IMPORTANT — PLEASE VOTE YOUR GOLD PROXY TODAY
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toll free at 1-877-279-2311

Canyon Resources Corporation (“Canyon”) which merged with Atna on March 18, 2008. As a result of the merger, Mr. Miller become a shareholder of Atna. As of the date of the Circular, Mr. Miller beneficially owns 12,310,133 Atna Shares representing approximately 12.2% of the Atna Shares outstanding, making Mr. Miller the single largest beneficial Shareholder.
     Mr. Miller’s principal occupation is investing assets held by Mr. Miller on his own behalf and on behalf of his family. Mr. Miller is the investment advisor to the trustee of Trust A-4 and Trust C, the manager of the general partner of Milfam II L.P., the trustee to a certain grantor retained annuity trust by the name of Milgrat I (V6) and settlor of an individual and personal retirement account. Please refer to the section entitled “Certain Information Regarding The Concerned Shareholders” of this Circular for additional information.
     Mr. Miller currently serves as a director of Stamps.com, American Banknote Corporation and DDi Corp. Mr. Miller was also an observer to the board of directors of Crossroads Inc. and served as a non-board nominating committee chairman of Lexington Coal Company. Mr. Miller has also served on the boards of directors of Gencor Industries, Pharmos Corporation, Ore Pharmaceuticals and Synergy Brands Inc. Mr. Miller was a member of the Chicago Stock Exchange, Chicago Board of Trade, and traded actively on the floor of the Chicago Board of Trade from 1978 to 1992.
THE SOLICITATION BY THE CONCERNED SHAREHOLDERS
     The purpose of this solicitation of proxies by and on behalf of the Concerned Shareholders is to seek the election of the Concerned Shareholders’ Nominees to the Board. Mr. Scheiwe, Mr. Howe and Mr. Harmsen are experienced and highly qualified nominees and the Concerned Shareholders are convinced that they will add value to the Board and will assist with safeguarding all Shareholders’ interests.
A Straightforward Choice
     You can choose to
•	continue on the same path of value destruction, or

•	vote for the Concerned Shareholder’s Nominees and follow a new path to enhance shareholder value.
     Atna’s share price has declined approximately 65% since its high in 2008. At the same time, stock markets have been strong and during the same time period the price of gold has increased from approximately US$880 per ounce to a record high of more than US$1470 per ounce on April 8, 2011.
     Atna’s operating results from the Briggs gold mining property (“Briggs”) have been disastrous. Atna forecasted 2009 gold production to be between 40,000 and 50,000 ounces. Actual production in 2009 was only 10,866 ounces. Atna forecasted 2010 gold production to be between 36,000 to 40,000 ounces. Actual production in 2010 was only 25,100 ounces.
     The cash cost per ounce of gold has also been much higher than forecasted, and much higher than is acceptable in the gold mining industry. In its 2008 annual report, Atna forecasted
YOUR VOTE IS EXTREMELY IMPORTANT — PLEASE VOTE YOUR GOLD PROXY TODAY
If you have any questions and/or need assistance in completing your GOLD proxy, please call Okapi Partners toll free at 1-877-279-2311

that its production cost per ounce would be US$470. Actual production cost in 2009 was US$908 per ounce. Production costs for 2010 averaged US$948 per ounce. Atna’s directors and management need to be held accountable for the poor operating results at Briggs.
     In order to finance its operations, in December 2010 Atna completed an offering of 15,352,500 units (one share and one-half warrant) at a price of $0.60 per unit for total gross proceeds of $9,211,500. After paying a 6.5% commission ($0.039 per Unit), issuing broker warrants ($0.008 per unit) and deducting the value of one-half a warrant ($0.061), Atna netted approximately $0.49 per share for each share sold. Immediately before the announcement of the offering, shares of Atna closed at a price of $0.68 per share. In this offering, Atna issued 18% of its existing capital at a 28% discount to its pre-offering share price.
     The Concerned Shareholders do not believe that Atna can create value for shareholders by building and operating a mine that produces materially less gold than forecast with cash production costs that are substantially higher than forecast. If the results from Briggs would have been known at the time of making the capital commitment, Briggs would never have been built. The value destruction to shareholders has been amplified by Atna completing a material financing at a significant discount to market.
     The Concerned Shareholders have discussed these issues with management of Atna and understand that Atna’s go forward plan involves more of the same — developing the Reward property and the Columbia property into mines and financing the development with more dilutive equity issues.
     Given the results at Briggs, the Concerned Shareholders have no confidence that Atna can successfully build and operate additional mines. The Concerned Shareholders believe that to pursue a course of financing at discounted stock prices to build more mines will lead to the continued destruction of shareholder value.
     The election of directors at the Meeting offers you a choice:
•	you can vote for management’s nominees and continue on the same path of value destruction — building and operating more mines financed by dilutive share issuances; or

•	vote for the Concerned Shareholders’ Nominees who, while acting in the best interests of Atna, will investigate alternative business plans that include:
•	methods to improve operating results at Briggs;

•	justifying capital spending plans to Shareholders;

•	sale of assets to finance additional exploration and development;

•	review of strategic and financial alternatives in order to avoid additional dilutive financings to existing Shareholders; and

•	investigation of all alternatives, including a sale of the company, to maximize shareholder value.
YOUR VOTE IS EXTREMELY IMPORTANT — PLEASE VOTE YOUR GOLD PROXY TODAY
If you have any questions and/or need assistance in completing your GOLD proxy, please call Okapi Partners toll free at 1-877-279-2311

A Proxy Contest Could Have Been Avoided — A Compromise Was Proposed
     In late February and early March of 2011, Mr. Miller delivered to Atna’s management the names and resumes of the Concerned Shareholder’s Nominees.
     On March 25, 2011, Mr. Miller sent a letter to the Board recommending that Mr. Scheiwe, Mr. Howe and Mr. Harmsen be included as management nominees in the Management Circular. Adding these three Nominees to the Board would have avoided a costly proxy contest for the election of directors at the Meeting. The Concerned Shareholders were not looking for a fight — but rather the inclusion of three highly qualified and experienced directors to help Atna find a new direction.
     Atna did not accept this proposal and the Concerned Shareholders believe that the management of Atna is not interested in protecting and maximizing the best interests of all Shareholders. Rather, management seeks to maintain the status quo within the Board in order to protect their personal interests to the detriment of Atna and its Shareholders.

THE CONCERNED SHAREHOLDERS RECOMMEND THAT YOU VOTE FOR THE ELECTION OF MR. SCHEIWE, MR. HOWE AND MR. HARMSEN AS DIRECTORS OF ATNA AND FOR THE MANAGEMENT NOMINEES WHO HAVE BEEN NOMINATED BY ATNA OTHER THAN DAVID WATKINS, GLEN DICKSON AND RONALD D. PARKER
USE ONLY THE GOLD PROXY
PLEASE DISREGARD ANY PROXY YOU HAVE RECEIVED OR MAY RECEIVE FROM MANAGEMENT OF ATNA
REASONS FOR THE CONCERNED SHAREHOLDERS’ ACTIONS
     Lloyd I. Miller, III is, to his knowledge, the largest beneficial shareholder of Atna, and a highly experienced and knowledgeable investor. The Concerned Shareholders are very disappointed with the performance of the Atna Shares and disagree with the direction of Atna and its long-term strategy for creating shareholder value. The Concerned Shareholders believe that their nominees to the Board will provide the financial expertise and experience to protect all Shareholders and deliver enhanced shareholder value.
     Like you, the Concerned Shareholders are deeply concerned about the following:
Atna’s Share Price has Plummeted at a Time of Record High Gold Prices
     To understand why change is necessary, one only has to look at the price history of Atna’s shares as shown on the cover of this Circular and immediately below. The market does not believe anything has been done to create shareholder value, and this is reflected in the dramatically declining price of Atna’s shares. Over the last three years, the price of Atna’s shares hit a high of $1.76 on January 15, 2008, and recently, on April 12, 2011, traded as low as $0.57 before closing at $0.58.
YOUR VOTE IS EXTREMELY IMPORTANT — PLEASE VOTE YOUR GOLD PROXY TODAY
If you have any questions and/or need assistance in completing your GOLD proxy, please call Okapi Partners toll free at 1-877-279-2311

     The disastrous decline of Atna’s share price during strong markets and rising gold prices is unacceptable. Atna’s Board has failed to develop and implement successful strategies that create value for Shareholders.
     Despite losing over US$14,750,000 or US$0.17 per share over the last two years and despite a drop in share price of almost 65% since January 2008, the Board continues to reward itself and management with stock option packages, totaling over 4.8 million shares.
Gold Production is 30% Below Atna Management’s Estimates
     Atna’s production from Briggs has never met management’s estimates. In its 2008 annual report, Atna estimated that Briggs would produce between 40,000 to 50,000 ounces of gold per year. Actual production in 2009 was only 10,866 ounces. In 2009, Atna estimated that Briggs would produce between 36,000 and 40,000 ounces of gold in 2010. Actual production in 2010 was only 25,100 ounces. No reasons were provided by Atna for this failure. Moreover, despite this failure, Atna remained consistent in its predictions for 2011, once again estimating that Briggs would produce between 35,000 and 39,000 ounces of gold. Actual production at Briggs has been between 30% to 37% lower than Atna’s estimates.
     The Concerned Shareholders believe that the current Board has failed to effectively address and fix the production problems at Briggs.
Cash Costs Much Higher than Atna Management Estimates
     In Atna’s Annual Report on Form 20-F, dated March 31, 2009, the Board stated that it estimated the Briggs’ life of mine cash cost to be US$470 per ounce, while full cost was projected to be US$590 per ounce. In Atna’s Annual Report on Form 20-F, dated March 26, 2010, the Board estimated the Briggs’ life of mine cash cost to be between US$500 and US$525 per ounce. The actual cash cost in 2009 was $908 per ounce, almost 45% higher than Atna’s estimate. In Atna’s Annual Report on Form 20-F, dated March 23, 2011, the Board increased the Briggs’ life of mine cash cost estimate by over 20% to between US$600 to US$650 per ounce, while its actual cash cost continued
YOUR VOTE IS EXTREMELY IMPORTANT — PLEASE VOTE YOUR GOLD PROXY TODAY
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to grow, averaging US$948 in 2010, despite the fact that the Brigg’s mine was producing over twice as much gold in 2010 as compared to 2009. The Board now estimates that the cash costs of production in 2011 will be US$750 to US$820 per ounce.
     The Concerned Shareholders question whether operations at Briggs are being properly overseen by the Board — based on the above facts, it is impossible to see how. Given the poor operating results at Briggs, the Concerned Shareholders have no confidence that Atna has the necessary skills to develop and operate additional mines.
Serious Shareholder Dilution
     The Board has told Shareholders that revenues and profits, along with additional sources of revenue through debt and equity offerings, will be enough to continue production at Briggs and invest in its other ventures. However, the Board has not disclosed to Shareholders the extent to which it will rely on debt and equity financings to fund Atna’s operations and expansion. Since 2008, the number of issued and outstanding Atna Shares has increased from 64,722,588 to 101,002,468, representing an additional 36,279,880 issued Atna Shares. The Board has also raised funds through a US$14.5 million bond offering and a US$1.5 million convertible debt offering. Shareholders have been diluted by almost 35% in 3 years and there is no end in sight to these dilutive practices. Despite all of these capital raises, the asset value and shareholders equity value in Atna has remained virtually the same, even with substantially increased revenues at Briggs.
     The Concerned Shareholders are also very concerned at the disregard for existing Shareholders in light of the pricing and extent of Atna’s equity issuances. In December 2010, Atna complete an offering of 15,352,500 units (one share and one-half warrant) at a price of $0.60 per unit for total gross proceeds of $9,211,500. After paying a 6.5% commission ($0.039 per unit), issuing broker warrants ($0.008 per unit) and deducting the value of one-half a warrant ($0.061), Atna netted approximately $0.49 per share for each share sold. Immediately before the announcement of the offering, shares of Atna closed at a price of $0.68 per share. In this offering, Atna issued 18% of its existing capital at a 28% discount to its pre-offering share price. How long will these dilutive practices continue? How much cash will need to be raised if Briggs continues to underperform and Atna pursues development of its additional mines.
     Most Shareholders were not given the opportunity to participate in this discounted financing. Any Shareholder who did not participate in the financing was materially harmed given the dilution experienced. Atna cannot build Shareholder value by issuing shares at an effective 28% discount to its trading price.
     Atna needs to stop its dilutive practices and consider partnering or selling some of its properties in order to maximize value for Shareholders. According to Atna’s Annual Report on Form 20-F, dated March 23, 2011, Atna’s primary focus for 2011 is to increase the value of its four gold mining properties: Briggs, Pinson, Reward and Columbia. Atna’s other assets include exploration joint venture agreements regarding the Clover property, the Tuscarora and Adelaide properties, the Sand Creek Uranium joint ventures, the Montana mineral rights, the Tram prospect, the Atlanta property and the Canadian properties. How will Atna afford to conduct exploration activities and start production at all of these mining properties? As evidenced above, the Board’s response has been to sell more Atna Shares at a discount, to the detriment of existing Shareholders. Instead of continuing to dilute our shareholdings, the Board needs to pursue asset sale
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opportunities of Atna’s non-producing, non-material properties to fund production efforts at Briggs.
It’s Not About Control, it’s About Value
     The Concerned Shareholders are not seeking to increase their voting position in Atna or exercise control over Atna. Rather, the Concerned Shareholders want to act as a catalyst on behalf of the many suffering Shareholders who want to see the decline in share price halted and sustainable growth created. The Concerned Shareholders are seeking Shareholder support for measures designed to enhance all Shareholders’ investments in Atna since the current Board has failed to do so. The Concerned Shareholders’ plan is to reinvigorate Atna with three new board members who will protect all Shareholders from further dilution.
     The Concerned Shareholders’ Nominees, whose biographies are set out below, bring a wealth of experience in representing Shareholders. The Concerned Shareholders do not believe the current Board has shown it can expand Atna in a cost efficient manner. The Concerned Shareholders also do not believe Shareholders should bare the sole risk of expansion, especially when other opportunities to realize value are available.
ELECTION OF THE BOARD OF DIRECTORS OF ATNA
     According to the Management Circular, there are currently seven directors serving on the Board which management have nominated for re-election at the Meeting (together, the “Management Nominees”).
     The Concerned Shareholders propose that rather than electing all seven of the Management Nominees, that Shareholders should vote in support of the election of Mr. Scheiwe, Mr. Howe and Mr. Harmsen (the “Concerned Shareholders’ Nominees”) and vote for the four other Management Nominees other than David Watkins, Glen Dickson and Ronald D. Parker. Each of the Concerned Shareholders’ Nominees, if elected, will hold office until the close of the next annual meeting of Atna or until their successors are elected or appointed.
     As noted above, the Concerned Shareholders believe that the addition of Mr. Scheiwe, Mr. Howe and Mr. Harmsen to the Board will be beneficial to all Shareholders and to Atna. The Concerned Shareholders therefore propose to nominate Mr. Scheiwe, Mr. Howe and Mr. Harmsen for election at the Meeting as directors of Atna.
     The table below sets out, in respect of each of the Concerned Shareholders’ Nominees, the respective nominee’s location of residence, present principal occupation, business or employment and each principal occupation, business or employment of each nominee for the previous five years and the number of Atna Shares beneficially owned by the nominee or over which the nominee or his associates exercises control or direction as of the date hereof. The statement as to share ownership, control and direction is, in each instance, based upon information furnished by the respective nominee.
     We urge you to carefully consider the qualifications and leadership experiences of Mr. Scheiwe, Mr. Howe and Mr. Harmsen detailed below and how they can benefit Atna.
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Steven Scheiwe California, USA Common Shares — Nil	Steven Scheiwe has served as President of Ontrac Advisors, Inc., which provides analysis and management services to private equity groups, privately and publicly held companies and funds managing distressed corporate debt issues, since 2001. Prior to founding Ontrac, Mr. Scheiwe served as chief executive officer and founding management member of Teletrac, Inc., where he led a major strategic and financial restructuring. Mr. Scheiwe currently serves on the public Boards of Directors of FiberTower Corp., a provider of backhaul transmission services to wireless carriers, is currently Chairman of Hancock Fabrics, Inc., a specialty retailer of fabrics, home textiles and sewing products and is a director of Primus Telecommunications Group, Inc., a global provider of advanced facilities-based communication solutions. Mr. Scheiwe also served on the board of directors of Movie Gallery, Inc., General Chemical Industrial Products, Inc., Friedman’s, Inc., American Restaurant Group, Inc., Zemex Minerals Group, Inc. and Footstar, Inc.

Mr. Scheiwe received a B.A. from the University of Colorado at Colorado Springs and a J.D. with Honors from the Washburn University School of Law.

Alan Howe California, USA Common Shares — Nil	Alan Howe has served as co-founder and managing partner of Broadband Initiatives, LLC, a boutique corporate advisory and consulting firm, since 2003. Mr. Howe also has served as a Managing Director with B Riley & Co. LLC in their corporate advisory group under a consulting agreement, since December 2009. Mr. Howe previously served as vice president of strategic and wireless business development for Covad Communications, Inc., a national broadband telecommunications company from May 2005 to October 2008. Prior to that, Mr. Howe was chief financial officer and vice president of corporate development of Teletrac, Inc., and director of corporate development for Sprint PCS. Mr. Howe is currently a member of the public Boards of Directors and Chairman of both Ditech Networks, Inc. and Selectica, Inc. Mr. Howe previously served on the boards of Altigen, Inc., Proxim, Inc., Alliance Semiconductor Inc., LCC International, Inc., Kitty Hawk, Inc., and Dyntek, Inc. which are no longer SEC reporting companies.

Mr. Howe holds a B.S. in business administration from the University of Illinois and an M.B.A. in finance from the Indiana University Kelley Graduate School of Business.

Steve Harmsen Utah, USA Common Shares — 164,140	Steve Harmsen is the owner and president of the Steve Regan Company, a farm and ranch wholesaler located in Utah and Idaho, USA, since 1978. Mr. Harmsen is also the current president of West American Finance Company, which is the owner of real estate and hydro properties in the Western USA. In addition to Mr. Harmsen’s professional occupations, Mr. Harmsen has also worked in past political positions as a Salt Lake City (Utah, USA) Commissioner, from
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1974 to 1976, and a Salt Lake City (Utah, USA) County Council Member and Council Chairman, from 2000 to 2004. Mr. Harmsen has also served on many governmental committees during the past 30 years, involving state and local land use and related matters. Steve Harmsen is also a former Republican State Finance Chair, former Salt Lake City (Utah, USA) prosecutor and former President of the American Public Works Association — Utah Chapter.

Steve Harmsen holds a B.S. in Accounting from the University of Utah and a J.D. from George Washington University Law Center.
     Mr. Scheiwe, Mr. Howe nor Mr. Harmsen has been, or is currently, a director of Atna, nor has Mr. Scheiwe, Mr. Howe or Mr. Harmsen held any other position or office with Atna or any of its affiliates. Each of Mr. Scheiwe, Mr. Howe and Mr. Harmsen is qualified to be a director under the Business Corporations Act (British Columbia) and have each consented to being named as a nominee in this Circular.
Management Nominees
     The Board is currently comprised of the following 7 individuals: James Hesketh, David Watkins, Glen Dickson, Ronald D. Parker, David Fagin, Chris Herald and Paul H. Zink. Management has nominated the Management Nominees for re-election at the Meeting. Shareholders should refer to the Management Circular for information regarding the Management Nominees.
Recommendation to Atna Shareholders
THE CONCERNED SHAREHOLDERS RECOMMEND THAT YOU VOTE FOR THE ELECTION OF MR. SCHEIWE, MR. HOWE AND MR. HARMSEN AS DIRECTORS OF ATNA AND FOR THE MANAGEMENT NOMINEES WHO HAVE BEEN NOMINATED BY ATNA OTHER THAN DAVID WATKINS, GLEN DICKSON AND RONALD D. PARKER
USE ONLY THE GOLD PROXY
PLEASE DISREGARD ANY PROXY YOU HAVE RECEIVED OR MAY RECEIVE FROM
MANAGEMENT OF ATNA
     The representatives named in the enclosed GOLD proxy intend to cast the votes represented by such GOLD proxy FOR the election of Mr. Steven Scheiwe, Mr. Alan Howe and Mr. Steve Harmsen, unless instructed otherwise.
     The Concerned Shareholders note that none of the Management Nominees have consented to serve on the Board with the participation of the Concerned Shareholders’ Nominees. The Concerned Shareholders nevertheless recommend that Shareholders vote for the Concerned Shareholders’ Nominees and for the Management Nominees other than David Watkins, Glen Dickson and Ronald D. Parker. If the Management Nominees, who are elected, do not consent to serve on the Board with the participation of the Concerned Shareholders’ Nominees, in accordance with the Business Corporations Act (British Columbia), the Concerned Shareholders’ Nominees will
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appoint an additional director in order to obtain a quorum of directors for the transaction of business.
     If there are more nominees for election as directors of Atna than there are vacancies to fill, those nominees receiving the greatest number of votes will be elected or appointed, as the case may be, until all such vacancies have been filled.
Additional Information
     The Concerned Shareholders do not expect that any of the Concerned Shareholders’ Nominees will be unable to stand for election to the Board or to serve as a director if elected. In the event that any of the Concerned Shareholders’ Nominees are unable to stand for election to the Board or to serve as a director if elected, the Concerned Shareholders may appoint a substitute candidate selected by them and reserve the right to vote for another nominee at their discretion.
     To the knowledge of the Concerned Shareholders, none of the Concerned Shareholders’ Nominees or any of their respective associates or affiliates (i) has had a material interest, direct or indirect, in any transaction since the beginning of Atna’s most recently completed financial year or in any proposed transaction that has materially affected or will materially affect Atna or any of its affiliates, or (ii) has any material interest in any matter to be acted upon at the Meeting other than the election of directors.
     To the knowledge of the Concerned Shareholders, none of the Concerned Shareholders’ Nominees is or has been indebted to Atna or any of its subsidiaries at any time since the beginning of Atna’s most recently completed financial year or which have indebtedness to another entity which is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding by Atna or any of its subsidiaries.
Arrangements with the Concerned Shareholders’ Nominees
     No formal relationship exists between the Concerned Shareholders and the Concerned Shareholders’ Nominees (other than their agreement to stand for election to the Board).
Corporate Cease Trade Orders, Penalties, Sanctions or Bankruptcies
     To the knowledge of the Concerned Shareholders, except as otherwise noted below, none of the Concerned Shareholders’ Nominees (or a personal holding company of such person) (A) is or has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; (B) is or has been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director; (C) is or has been in the last ten years, a director, chief executive officer or chief financial officer of any company that, (a) was subject to a cease trade order or similar order or an order that denied the company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days, that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer or (b) was subject to a cease trade order or similar order or an order that denied the company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days, that was issued after the director
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or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; (D) is or has been in the last ten years, a director or executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or (E) has in the last ten years become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold such person’s assets.
     Mr. Scheiwe was a director of Nucentrix Broadband Communications, Inc. from May 2001 until December 2003. On September 5, 2003, Nucentrix and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 in the United States. All of the assets of the company were sold pursuant to a section 363 sale process in late 2004.
     Mr. Scheiwe was a director of Friedman’s, Inc. from January 2008 until May 2008. On January 28, 2008, Friedman’s, Inc. and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 in the United States. The company began a process of self-liquidation sales in March 2008.
     Mr. Scheiwe was a director of Movie Gallery, Inc. from May 2008 until November 2010. On February 3, 2010, Movie Gallery, Inc. and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 in the United States. In May 2010, the bankruptcy case was voluntarily converted to a Chapter 7 filing and the company was liquidated.
     Mr. Howe was appointed by Kitty Hawk Inc., on April 24, 2007, to serve as a director of the company. On October 15, 2007, Kitty Hawk and its operating units filed for Chapter 11 bankruptcy protection in the United States. The Chapter 11 plan was confirmed on June 26, 2008 and the company was liquidated and dissolved.
REAPPOINTMENT OF AUDITORS
     Based on the Management Circular, the Concerned Shareholders understand that the Board proposes that the firm Ehrhardt Keefe Steiner & Hottman PC of Denver, Colorado be re-appointed as Atna’s auditors until the close of the next annual meeting and that the Board be authorized to set the remuneration of such auditors.
     The representatives named in the enclosed GOLD proxy intend to cast the votes represented by such GOLD proxy FOR the reappointment of Ehrhardt Keefe Steiner & Hottman PC as the auditors of Atna to hold office until the next annual general meeting of Shareholders and to authorize the Board to fix their remuneration, unless instructed otherwise.
INTEREST IN MATERIAL TRANSACTIONS AND FUTURE ARRANGEMENTS
     The Concerned Shareholders, and to the knowledge of the Concerned Shareholders, no associate or affiliate of the Concerned Shareholders, has had any material interest, direct or indirect, in any transaction since the beginning of Atna’s last completed financial year or in any
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proposed transaction that has materially affected or will materially affect Atna or any of its affiliates.
     None of the Concerned Shareholders, and to the knowledge of the Concerned Shareholders, no associate or affiliate of the Concerned Shareholders, has any contract, arrangement or understanding with another person with respect to future employment by Atna or any of its affiliates, or future transactions to which Atna or any of its affiliates will or may be a party. To the knowledge of the Concerned Shareholders, there are no contracts, arrangements or understandings between any of the Concerned Shareholders’ Nominees and any other person pursuant to which such nominees are to be elected as directors of Atna.
     The Concerned Shareholders, and to the knowledge of the Concerned Shareholders, no associate or affiliate of the Concerned Shareholders, has any material interest in any matter to be acted upon at the Meeting (other than in respect of their ownership of securities of Atna described elsewhere in this Circular) other than the election of directors.
GENERAL PROXY INFORMATION
Solicitation of Proxies
     This Circular is furnished by the Concerned Shareholders in connection with the solicitation by it and on its behalf of proxies for use at the Meeting scheduled to be held at the offices of Bull, Housser & Tupper LLP, 3000 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 3R3, on Friday, May 6, 2011 at 10:00 a.m. (Pacific Time) and at any and all adjournment(s) or postponement(s) thereof.
     Proxies may be solicited by mail, telephone, fax or other electronic means and in person, as well as by newspaper or other media advertising.
     In addition, the Concerned Shareholders have retained Okapi Partners to assist in the solicitation of proxies. The Concerned Shareholders will pay fees estimated at up to Cdn$150,000 plus retail shareholder calls to Okapi Partners. The costs incurred in the preparation and mailing of this Circular and the solicitation will be borne by the Concerned Shareholders. However, the Concerned Shareholder reserves the right to seek reimbursement from Atna of their out-of-pocket expenses, including proxy solicitation expenses and legal fees, incurred in connection with the Meeting.
     No person is authorized to give information or to make any representations other than those contained in this Circular and, if given or made, such information or representations must not be relied upon as having been authorized to be given or made.
Record Date and Voting Shares
     Atna has established March 18, 2011 (the “Record Date”) as the record date for determining Shareholders entitled to notice of the Meeting. Each Shareholder is entitled to one vote for each Atna Share registered in his or her or its name as of the close of business on the Record Date. According to the Management Circular, as at the Record Date, 101,002,468 Atna Shares were issued and outstanding.
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Appointment and Revocation of Proxies
     The persons named as proxyholders in the enclosed GOLD form of proxy are Mr. Steven Balet and Mr. Eric Fangmann. YOU MAY REVOKE A PROXY ALREADY GIVEN PURSUANT TO MANAGEMENT’S SOLICITATION OF PROXIES BY COMPLETING AND DELIVERING THE ENCLOSED GOLD FORM OF PROXY. A later dated GOLD form of proxy revokes any and all prior proxies given by you in connection with the Meeting.
     Shareholders should carefully complete and sign their proxies in accordance with the instructions contained in this Circular and on the GOLD proxy in order to ensure that their proxies can be used at the Meeting. Completed and executed proxies should be returned in accordance with the instructions on the GOLD form of proxy.
     Proxies received by Okapi Partners in accordance with the foregoing will be delivered to Atna or its transfer agent in time for use at the Meeting.
IN ORDER TO BE VOTED AT THE MEETING, YOUR PROXY MUST BE RETURNED PRIOR TO 10:00 A.M. (PACIFIC TIME) ON MAY 3, 2011. FOR ASSISTANCE IN VOTING YOUR GOLD PROXY, PLEASE CALL TOLL FREE AT 1-877-279-2311.
     If you have already given a proxy, you have the right to revoke it as to any matter on which a vote has not already been cast pursuant to the authority conferred by that proxy and may do so: (i) by delivering another properly executed GOLD form of proxy bearing a later date and depositing it with Okapi Partners or by faxing such form of proxy to them; (ii) by depositing an instrument in writing revoking the proxy and properly executed by you or by your attorney authorized in writing, or, if the shareholder is a corporation, by a duly authorized officer or attorney of such corporation (A) at the registered office of Atna (14142 Denver West Parkway, Suite 250, Golden, Colorado, USA, 80401) at any time up to and including the business day immediately preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used, or (B) with the Chairman of the Meeting on the day of the Meeting or any adjournment thereof; or (iii) in any other manner permitted by law. As noted above, if you hold your Atna Shares in registered form you may also revoke a proxy already given pursuant to management’s solicitation of proxies by completing and delivering the accompanying GOLD form of proxy to Okapi Partners. If your Atna Shares are held through a bank or broker, you may revoke your previous proxy simply by voting with a letter card or, if your bank or broker permits, voting by telephone or by Internet.
     Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from Atna. Even if you return Atna’s proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to the Concerned Shareholders. Remember, you can vote for the Concerned Shareholders’ Nominees only on our GOLD proxy card. So please make certain that the latest dated proxy card you return is the GOLD proxy card.
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VOTE THE GOLD PROXY
TIME IS SHORT. NO MATER HOW MANY ATNA SHARES YOU OWN, WE URGE YOU TO VOTE FOR MR. SCHEIWE, MR. HOWE AND MR. HARMSEN. USE ONLY THE ENCLOSED GOLD FORM OF PROXY TO VOTE YOUR SHARES FOR THE ELECTION OF MR. SCHEIWE, MR. HOWE AND MR. HARMSEN AS DIRECTORS OF ATNA.
DUE TO THE LIMITED TIME AVAILABLE, WE RECOMMEND REGISTERED SHAREHOLDERS FAX BACK YOUR PROXY OR, IF YOU HOLD YOUR ATNA SHARES THROUGH A BANK OR BROKER, YOU MAY FAX, VOTE BY PHONE OR VOTE BY INTERNET BY FOLLOWING THE INSTRUCTIONS ON YOUR VOTING INSTRUCTION FORM.
PLEASE DISCARD ANY PROXY YOU HAVE RECEIVED OR MAY RECEIVE FROM THE MANAGEMENT
OF ATNA — USE ONLY THE GOLD PROXY
FOR ASSISTANCE, PLEASE CALL:
OKAPI PARTNERS
North American Toll Free: 1-877-279-2311
Voting of Atna Shares Represented By Proxy and Exercise of Discretion
     The Atna Shares represented by the enclosed GOLD proxy will be voted or withheld from voting in accordance with your instructions on any ballot that may be called for at the Meeting and where you specify a choice with respect to any matter to be acted upon, the Atna Shares will be voted in accordance with your specification so made.
     If no specification is made, your Atna Shares represented by the enclosed GOLD form of proxy will be voted (i) FOR Mr. Steve Harmsen for director; (ii) FOR Mr. Steven Scheiwe for director; (iii) FOR Mr. Alan Howe for director; (iv) FOR the persons who have been nominated by Management to serve as directors, other than Mr. David Watkins, Mr. Glen Dickson and Mr. Ronald D. Parker; (v) FOR the appointment of Ehrhardt Keefe Stiener & Hottman PC as auditors of the Company for the ensuing year and authorizing the directors to fix their remuneration; and (vi) in the proxy holders’ discretion (which they will exercise in accordance with their best judgment) as to any amendments or variations to matters identified in the Notice of Annual General Meeting or upon such other matters that may properly come before the Meeting and any adjournments, postponements or continuations thereof. The Concerned Shareholders are not currently aware of any such amendment, variation or other matter.
Registered Shareholders
     If you are a registered Shareholder of Atna (meaning your Atna Shares are held by you directly and not by your broker or other intermediary), you should follow the procedures set out in the enclosed GOLD form of proxy and as set out below. As a registered Shareholder, you likely received a form of proxy with the Management Circular and you received a second proxy form (in GOLD) with this Circular. Even if you have already submitted the form of proxy that accompanied the Management Circular, you may submit the GOLD form of proxy enclosed with this Circular. Your later dated GOLD form of proxy will automatically revoke the proxy that you have previously submitted.
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     In order to vote FOR the election of Mr. Scheiwe, Mr. Howe and Mr. Harmsen (the Concerned Shareholders’ Nominees), you should do the following:
1.	Complete the GOLD form of proxy enclosed by marking “FOR ALL NOMINEES” with respect to the election of Mr. Scheiwe, Mr. Howe and Mr. Harmsen as directors of Atna and the Management Nominees who have been nominated by Atna, other than David Watkins, Glen Dickson and Ronald D. Parker as outlined on the GOLD form of proxy; and
2.	Sign and date the GOLD form of proxy and fax it back to the number indicated on the GOLD form of proxy. In order to ensure that your vote is returned prior to the deadline, we recommend that you return your proxy by fax.
     If you support Mr. Scheiwe, Mr. Howe and Mr. Harmsen, then SIGN, DATE AND RETURN ONLY THE GOLD PROXY.
     A registered Shareholder has the right to appoint a person, who need not be a Shareholder of Atna, other than the persons named in the GOLD form of proxy accompanying this Circular, as proxyholder to attend and act for and on behalf of such Shareholder at the Meeting and may exercise such right by striking out the names of the persons named in the GOLD form of proxy and inserting the name of the person to be appointed as proxyholder in the blank space provided on the GOLD form of proxy.
Advice to Non-Registered Shareholders
     Only registered holders of Atna Shares, or the persons they appoint as their proxies, are permitted to attend and vote at the Meeting. However, in many cases, Atna Shares beneficially owned by a holder (a “Non-Registered Holder”) are registered either:
(a)	in the name of an intermediary that the Non-Registered Holder deals with in respect of the shares. Intermediaries include banks, trust companies, securities dealers or brokers, and trustees or administrators of self-administered Registered Retirement Savings Plans, Registered Retirement Income Funds, Registered Education Savings Plans and similar plans; or

(b)	in the name of a depository (such as CDS Clearing and Depository Services Inc. or “CDS”).
     In accordance with Canadian securities law, Atna will have distributed copies of the Management Meeting Materials to the depositories and intermediaries for onward distribution to Non-Registered Holders. The Concerned Shareholders will do the same with this Circular, the GOLD form of proxy and any other related meeting materials unless a Non-Registered Holder has waived the right to receive them. Intermediaries are required to forward all meeting materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them.
     Generally, Non-Registered Holders who have not waived the right to receive meeting materials will receive either a voting instruction form or, less frequently, a form of proxy. The purpose of these forms is to permit Non-Registered Holders to direct the voting of the shares they beneficially own. Non-Registered Holders should follow the procedures set out below, depending on which type of form they receive.
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(a)	GOLD Voting Instruction Form. In most cases, a Non-Registered Holder will receive, as part of the meeting materials, a voting instruction form that must be completed and signed by the Non-Registered Holder in accordance with the directions on the voting instruction form (which may, in some cases, permit the completion of the voting instruction form by fax or by internet at http://www.proxyvote.com/ and entering your control number found on your GOLD Voting Instruction Form).

(b)	GOLD Form of Proxy. Less frequently, a Non-Registered Holder will receive, as part of the meeting materials, a GOLD form of proxy that has already been signed by the intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of shares beneficially owned by the Non-Registered Holder but which is otherwise uncompleted. In this case, the Non-Registered Holder who wishes to submit a GOLD proxy should properly complete the GOLD proxy and submit it by FAX to the number located on the GOLD proxy.
     Should a Non-Registered Holder wish to attend and vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Holder), the Non-Registered Holder should strike out the names of the persons named in the proxy received from the Intermediary and insert the Non-Registered Holder or such other person’s name in the blank space provided or, in the case of a voting information form, follow the corresponding instructions on the form. In any case, Non-Registered Holders should carefully follow the instructions of their Intermediary, including those regarding when and where the proxy (or voting information form) is to be delivered.
     A Non-Registered Holder may revoke a proxy or voting instruction form which has been given to an Intermediary by written notice to the Intermediary. In order to ensure that an Intermediary acts upon a revocation of a proxy or voting instruction form, the written notice should be received by the Intermediary well in advance of the Meeting.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
     According to the Management Circular, as of March 18, 2011, 101,002,468 Atna Shares were issued and outstanding. Each Shareholder is entitled to one vote for each Atna Share registered in his or her name as of the close of business on March 18, 2011, the record date for the Meeting.
     As at the date of this Circular, to the knowledge of the Concerned Shareholders based upon the Management Circular and upon a review of current public filings, no person beneficially owns, directly or indirectly, or exercises control or direction over, Atna Shares carrying more than 10% of the voting rights attached to all issued and outstanding Atna Shares, except as set out below:
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Approximate Number of
Common Shares Beneficially
	Owned, Directly or Indirectly,	Percentage of
	or over which Control or	Outstanding Common
Name	Direction is Exercised	Shares Represented
Lloyd I. Miller, III Florida, USA	12,310,133 (1)	12.2%

(1)	See further information set forth below under the Section entitled “Certain Information Regarding the Concerned Shareholders” of this Circular.
CERTAIN INFORMATION REGARDING THE CONCERNED SHAREHOLDERS
     Mr. Lloyd I. Miller, III is currently a private investor. Additionally, Mr. Miller is the investment advisor to the trustee of Trust A-4 and Trust C, the manager of the general partner of Milfam II L.P., the trustee to a certain grantor retained annuity trust by the name of Milgrat I (V6) and settlor of an individual and personal retirement account.
     As of the date of the Circular, Mr. Miller beneficially owns 12,310,133 Atna Shares, consisting of 3,398,791 Atna Shares owned by Trust A-4, 936,215 Atna Shares owned by Trust C, 7,063,221 Atna Shares owned by Milfam II L.P., 901,602 Atna Shares owned by Milgrat I (V6) and 10,304 Atna Shares owned directly by Mr. Miller. These holdings constitute in the aggregate approximately 12.2% of the Atna Shares outstanding.
CERTAIN INFORMATION REGARDING ATNA
     Information regarding the Management Nominees, executive compensation, management contracts, securities authorized for issuance under equity compensation plans and indebtedness of directors and executive officers of Atna is not known to the Concerned Shareholders and is not reasonably within the power of the Concerned Shareholders to obtain. Accordingly, reference is made to the Management Circular for such information.
ADDITIONAL INFORMATION
     Unless otherwise specified in this Circular, information set forth herein is as of April 14, 2011. Additional information in respect of the Meeting and Atna is contained in the Management Meeting Materials. Additional information concerning Atna, including Atna’s comparative financial statements and MD&A for its most recently completed financial year, is also available for review on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.
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CERTIFICATE
     Information contained herein, unless otherwise indicated, is given as of the date hereof. The contents and sending of this circular have been approved by Lloyd I. Miller, III, Milfam II L.P., Milgrat I (V6), Trust A-4 and Trust C. A copy of this circular has been sent to Atna, each director of Atna, the auditor of Atna and each shareholder whose proxy has been solicited.
April 14, 2011

Lloyd I. Miller, III	Milfam II L.P.	Milgrat I (V6)

(signed) Lloyd I. Miller, III	(signed) Lloyd I. Miller, III, Manager of MILFAM LLC	(signed) Lloyd I. Miller, III, Trustee of Milgrat I (V6)

Trust A-4	Trust C

(signed) Lloyd I. Miller, III,	(signed) Lloyd I. Miller, III,
Manager of MILFAM LLC	Manager of MILFAM LLC
YOUR VOTE IS EXTREMELY IMPORTANT — PLEASE VOTE YOUR GOLD PROXY TODAY
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C-1

QUESTIONS MAY BE DIRECTED TO THE PROXY SOLICITOR
Okapi Partners LLC
437 Madison Avenue, 28th Floor
New York, New York
NORTH AMERICAN TOLL-FREE
1-877-279-2311
VOTE YOUR GOLD PROXY TODAY
YOUR VOTE IS EXTREMELY IMPORTANT — PLEASE VOTE YOUR GOLD PROXY TODAY
If you have any questions and/or need assistance in completing your GOLD proxy, please call Okapi Partners toll free at 1-877-279-2311